Exhibit 31.3
Certification of Principal Executive Officer

I, Carsten Brunn, certify that:
1.    I have reviewed this Form 10-K/A of Selecta Biosciences, Inc.; and
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 28, 2022	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer, and Director
(Principal Executive Officer)